Exhibit 99.1

Vistasolar
Dietenheim, Germany

Combined Financial Statements

31 December 2009

Ernst & Young GmbH

Wirtschaftsprüfungsgesellschaft

Table of contents

Audit opinion
Financial reporting

Audit Opinion

The Management Board of Etimex Holding GmbH

We have audited the accompanying combined balance sheet of Vistasolar (comprised of the photovoltaic operations of Etimex Holding GmbH (the Company)) as of 31 December 2009, and the related combined statement of income, parent equity, and cash flows for the year then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Vistasolar (comprised of the photovoltaic operations of Etimex Holding GmbH) at 31 December 2009, and the combined results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles in Germany.

Accounting principles generally accepted in Germany vary in certain significant respects from accounting principles generally accepted in the United States. Information relating to the nature of such differences is presented in the notes to the combined financial statements under section differences between German GAAP and US GAAP.

Stuttgart, Germany, 6 August 2010

Ernst & Young GmbH
Wirtschaftsprüfungsgesellschaft

/s/ Somes	/s/ Boelcke
Wirtschaftsprüferin	Wirtschaftsprüfer
[German Public Auditor]	[German Public Auditor]

Vistasolar
Combined balance sheet as of 31 December 2009
Assets			unaudited 31 Dec 2008	Equity and liabilities			unaudited 31 Dec 2008
		€	€k			€	€k

A.	Fixed Assets			A.	Parent Equity	-232,872.36	-27

I.	Intangible assets
	Franchises, industrial and similar rights and assets, and licenses in such rights and assets	1,358.00	3

II.	Property, plant and equipment

1.	Land, land rights and buildings, including buildings on third-party land	4,369,180.36	4,495
2.	Plant and machinery	5,562,725.66	3,338
3.	Other equipment, furniture and fixtures	415,612.15	475	B.	Provisions
4.	Payments on account and assets under construction	50,627.33	2,154
				1.	Provisions for pensions and similar obligations	497,189.00	364
		10,398,145.50	10,462	2.	Provision for taxes	6,195,128.97	5,558
				3.	Other provisions	726,576.86	1,210

		10,399,503.50	10,465			7,418,894.83	7,132

B.	Current Assets

I.	Inventories
1.	Raw materials, consumables and supplies	1,046,045.16	697	C.	Liabilities
2.	Work in progress	2,985.21	6
3.	Finished goods	522,863.67	878	1.	Trade payables	1,944,906.90	2,230
				2.	Liabilities to affiliates	16,361,092.16	14,857
		1,571,894.04	1,581	3.	Other liabilities	188,825.93	83

II.	Receivables and other assets					18,494,824.99	17,170
1.	Trade receivables	5,771,761.88	2,930
2.	Receivables from affiliates	7,347,625.04	8,732
3.	Other assets	488,883.05	540

		13,608,269.97	12,202

III.	Cash and cash equivalents	76,746.26	24

		15,256,910.27	13,807

C.	Prepaid expenses	24,433.69	3

		25,680,847.46	24,275			25,680,847.46	24,275

Vistasolar
Combined income statement for fiscal year 2009
			unaudited 2008
		€	€k
1.	Revenue	48,305.439.68	51,593
2.	Increase or decrease in finished goods and work in process	-358,128.29	671
3.	Other operating income	229,806.53	560

		48,177,117.92	52,824
4.	Cost of materials
	Cost of raw materials, consumables and supplies	17,883,592.58	24,460
5.	Personnel expenses
	a) Wages and salaries	2,426,898.43	2,182
	b) Social security, pension and other benefit costs	575,976.19	460
6.	Depreciation of intangible assets and property, plant and equipment	1,902,523.17	1,205
7.	Other operating expenses	3,421,653.94	4,651

		26,210,644.31	32,958

8.	Other interest and similar income	52,858.53	183

9.	Result from ordinary activities	22,019,332.14	20,049

10.	Current income taxes (including income tax contribution)	6,081,085.91	5,558
11.	Other taxes	4,281.74	7

		6,085,367.65	5,565

12.	Result before profit and loss transfer agreement	15,933,964.49	14,484

13.	Transfer due to profit and loss transfer agreement	16,145,761.65	14,484

14.	Net loss for the year	-211,797.16	0

Vistasolar
Combined statement of cash flows for 2009
			unaudited 2008
		€k	€k
1.	Cash flows from operating activities
	Net income before transfer due to profit and loss sharing agreement	15,934	14,484
	Depreciation of property, plant and equipment	1,903	1,205
	Increase (+) / decrease (-) in long-term provisions	154	26
		17,991	15,715
	Changes in working capital
	Increase (+) / decrease (-) in current provisions	133	3,028
	Increase (-) / decrease (+) in inventories and trade receivables and other assets	-2,643	-59
	Increase (+) / decrease (-) in trade payables and other liabilities	-336	466
	Cash flows provided by operating activities	15,145	19,150

2.	Cash flows from investing activities
	Purchase of property, plant and equipment	-1,836	-5,596
	Cash flows used in investing activities	-1,836	-5,596

3.	Cash flows from financing activities
	Transfer due to profit and loss sharing equipment	-14,484	-6,425
	Cash flows used in financing activities	-14,484	-6,425

4.	Cash and cash equivalents at end of period
	Change in cash and cash equivalents (subtotal 1-3)	-1,175	7,129
	Effect on foreign exchange rate changes on cash and cash equivalents	4	0
	Cash and cash equivalents at beginning of period	8,544	1,415
	Cash and cash equivalents at end of period	7,373	8,544

5.	Composition of cash and cash equivalents
	Cash	77	24
	Cash pooling	7,296	8,520
	Cash and cash equivalent at end of period	7,373	8,544

Vistasolar
Combined statement of parent equity for 2009
€k

Balance at 1 January 2008 (unaudited)	-27

Net income/loss for the year	0

Balance at 31 December 2008 (unaudited)	-27

Balance at 1 January 2009	-27

Currency translation adjustments	6
Net loss for the year	-212

Balance at 31 December 2009	-233

Vistasolar
Notes to the combined financial statements for fiscal year 2009

General

These combined financial statements have been prepared in accordance with Sec. 290 et seq. HGB [“Handelsgesetzbuch”:  German Commercial Code] and include the following specifics inherent to these combined financial statements:

•	Consolidated group – refer to paragraph ”consolidation and allocation methodology“ and to paragraph “Vistasolar and consolidated group”.

•	Parent equity – refer to paragraph “consolidation and allocation methodology”.

•	Language - As these combined financial statements are solely compiled for a specific purpose unlike Sec. 244 HGB and Sec. 298 HGB the language chosen is English.

The income statement has been prepared using the cost summary method.

In order to improve the clarity of the financial statements we have also indicated in the notes whether individual items are related to other items and “thereof” items.

Vistasolar and consolidated group

On 1 June 2010, Etimex Holding GmbH (“Holding”) sold the shares of Etimex Solar GmbH (“Vistasolar”) to an American industrial group. The activities of Vistasolar include the manufacture and distribution of films for the photovoltaic industry.

These notes are presented as if Vistasolar existed as a separate entity from the remaining business of Holding during the period presented.

Vistasolar consists of the following entities:

Entity

Etimex Solar GmbH, Dietenheim (in the following “Etimex Solar”) 1)
Etimex Solar USA Inc., Sacramento, USA (in the following “Etimex Solar USA”) 2)

1)	Excluding the investment in Etimex Primary Packing GmbH, Dietenheim (in the following “Etimex PP”)
2)	Etimex Solar GmbH founded Etimex Solar USA Inc. in 2009. The capital contribution of Etimex Solar USA Inc. of USD500k was made in cash. Etimex Solar holds a 100% equity share in Etimex USA.

Consolidation and allocation methodology

The following consolidation and allocation methods have been established by management of Vistasolar. In the opinion of management, the consolidation and allocation methods are reasonable.

Consolidation of Etimex Solar USA

Etimex Solar USA is allocated to Vistasolar for the first time in the reporting period and is thus consolidated for the first time with Etimex Solar for the purposes of the combined financial statements.

Elimination of Etimex PP investment

Etimex Solar’s investment in Etimex PP has not been included in the combined financial statements since it is not part of the sale to the American industrial group which these financial statements are to represent. For purposes of the elimination the net book value of the investment in Etimex PP was offset against equity.

Parent equity

Vistasolar does not represent a legal entity. Parent equity does not therefore comprise the components of subscribed capital, capital reserves and revenue reserves or net income for the year according to Sec. 266 III A HGB and Sec. 298 HGB. Rather, a net figure is derived from the preparation of the combined financial statements.

Current taxes

Current taxes are allocated to Etimex Solar and Etimex Solar USA as if the entities were accounted for on a stand-alone basis for the first time in the reporting period. Thereby, tax expenses or tax profits are determined as if both entities filed their own tax returns utilizing the appropriate effective tax rate. For Etimex Solar a current tax expense in the amount of €6.1m was determined and shown as tax provision. For Etimex Solar USA a tax income in the amount of €0.1m was determined and shown as other asset.

For German generally accepted accounting principles (“GAAP”) purposes a profit & loss sharing transfer agreement between Etimex Solar and Holding is in place. The effects were deducted from the amount to be transferred due to the existing agreement.

Consolidation principles

Acquisition accounting was carried out at book value as of the date of first-time consolidation.

All transactions within Vistasolar meaning between Etimex Solar and Etimex Solar USA were eliminated upon combination. These include the intercompany receivables and payables, and intercompany revenue and expenses.

Accounting and valuation methods

The financial statements of the companies included in the combined financial statements of Vistasolar have been prepared in accordance with uniform accounting and valuation principles.

The realization and imparity principles were observed; assets are valued at the lower of cost or market.

Acquired intangible assets are recognized at acquisition cost and are amortized over their useful lives if they have a limited life.

Property, plant and equipment are recorded at their acquisition or production costs, and, if they have a limited useful life, reduced in accordance with their useful life by depreciation. The manufacturing costs of systems produced by Vistasolar itself include, in addition to the individual costs, also depreciation expense required by production.

The items under property, plant and equipment are depreciated according to the maximum useful life allowed by tax law. Low-value assets with an individual net value of up to €1,000.00 are fully expensed in the year of acquisition. All other depreciation on additions to property, plant and equipment is charged pro rata temporis.

Fixed values were defined for technical operating equipment.

Inventories are recognized at the lower of cost or market. For certain inventories values are determined by means of generally accepted simplified valuation methods applying the lower of cost or market principle.

Inventories of raw materials, consumables and supplies are valued at the lower of average cost or market as of the balance sheet date.

Finished goods and work in process are valued at production cost on the basis of individual product costing derived from the current cost accounting. In addition to the direct cost of materials, direct labor and other special direct costs, production costs include production and materials overheads as well as the minimum depreciation permitted under tax law.

In all cases, valuation was at net realizable value, i.e., the cost to complete (and a reasonable profit margin) was deducted from the expected sales prices.

Adequate allowances provide for all identifiable inventory valuation risks resulting from slow-moving goods, reduced usability and lower replacement costs.

Receivables and other assets are stated at their nominal value. Specific bad debt allowances are provided for all foreseeable valuation risks. The general credit risk is provided for by a general bad debt allowance.

Provisions for pensions and early retirement obligations are disclosed at the maximum amounts permitted under tax law. The carrying values were determined on the basis of actuarial principles in accordance with Sec. 6a EStG [“Einkommensteuergesetz”: German Income Tax Act]. They are based on an interest rate of 6% and the 2005 G mortality tables.

Tax provision and other provisions account for all uncertain liabilities and potential losses from pending transactions. They are recorded at the amounts required according to prudent business judgment. If the underlying commitment includes an interest portion or constitutes a pension obligation without consideration, a provision was recognized at the present value using an interest rate of 5.5% (prior year: 5.5%) for the part time retirement obligation, and 5.5% (prior year: 5.8%) for anniversary bonuses.

Liabilities are recorded at the amount repayable.

Foreign currencies were translated at the lower of historical exchange rate or the rate on the balance sheet date.

Currency translation

The individual foreign permanent establishments were translated at the closing rate in these combined financial statements.

All balance sheet items of the individual permanent establishments are translated to the euro at the respective closing rate on the balance sheet date. Translation differences in balance sheet items arising from exchange rate fluctuations since the prior year were posted to translation differences directly in equity.

Income and expenses were translated using average monthly rates. The net income/net loss in the translated income statement was carried over to the balance sheet and the difference posted to translation differences directly in equity.

Notes to the combined balance sheet

Fixed assets

The development of the individual fixed asset items, including amortization, depreciation and write-downs for the fiscal year, is shown in the combined statement of changes in fixed assets.

Receivables and other assets

All receivables and other assets have a remaining term of up to one year.

The receivables from affiliates include receivables from the cash pool (€7,296k) and interest for cash pool credit balances (€51k) as each member is obligated to transfer their bank balances to Holding as the pool leader on a daily basis.

Other provisions

Other provisions were primarily recognized for salaries and wages, outstanding vacation and special payments, trade association contributions, warranty claims, outstanding invoices and anniversary bonuses, as well as for part-time retirement obligations.

Liabilities

The remaining terms and collateral provided for Vistasolar’s liabilities are disclosed separately in the statement of changes in liabilities.

In trade payables an amount of €27k due to Holding as an affiliated company are included. Furthermore, in trade payables an amount of €188k due to other affiliated divisions (“Affiliates”) owned by Holding are included.

Statement of changes in liabilities in €k
	31 Dec. 2009		31 Dec. 2008
	Due in up to		Due in up to
Type of liability	one year	Total	one year	Total
1. Trade payables	1,945	1,945	2,230	2,230
2. Liabilities to affiliates	16,361	16,361	14,857	14,857
3. Other liabilities	189	189	83	83
- thereof for taxes	143	143	81	81

Contingent liabilities

Vistasolar is jointly and severally liable with the other Affiliates for all existing obligations arising from the liabilities of Holding toward IKB Deutsche Industriebank AG as lead bank. As of 31 December 2009 these obligations were €131,378k.

Other financial obligations

There are other financial obligations of €392k (of which €0k towards the Affiliates). Specifically, these obligations concern payment obligations from rental and lease agreements of €171k and purchase commitments of Vistasolar from investment goods ordered of €221k. The rental and leasing agreements end between 2010 and 2012.

Notes to the combined income statement

	2009		2008
Revenue	€k	%	€k	%
- by region
Europe	22,903	47.4	16,769	32.5
Germany	19,345	40.0	22,708	44.0
Rest of world	5,514	11.4	10,816	21.0
U.S.A.	543	1.2	1,300	2.5
	48,305	100.0	51,593	100.0

Other operating income

The other operating income includes income that falls outside this accounting period, which is primarily income from the reversal of provisions (€91k; previous year € 75k).

Personnel expenses

The social security, pension and other benefit costs include old-age pensions of €138k (previous year €75k).

Other operating expenses

The costs relating to previous periods come to €33k and primarily concern outstanding invoices.

Interest and similar income

Interest income of €53k (previous year €183k) primarily results from the cash pool with the affiliated company Holding (€51k).

Differences between German GAAP and US GAAP

The combined financial statements of Vistasolar were prepared in accordance with German GAAP which vary in certain significant respects from US GAAP. The differences include the treatment of transfer of profit/loss, interest expense, depreciation, pension, income taxes, identified intangible assets and goodwill and are discussed below.

Transfer of profit/loss – In accordance with German GAAP, the contractual obligation to eliminate the transfer of profit/loss to Holding is presented as an intercompany reduction to income in the German GAAP combined financial statements. In accordance with US GAAP, the transfer of profit/loss is a dividend and not a reduction of profit/loss.

Interest expense - US GAAP allows the push-down of interest expense if practicable in order to accurately reflect all costs of doing business when preparing combined financial statements. However, German GAAP does not allow the push-down of interest expense without a contractual agreement.

Depreciation – Depreciation expense is calculated utilizing depreciable tax lives under German GAAP which results in accelerated depreciation. US GAAP utilizes depreciable lives in line with the useful life of the property, plant and equipment which results in differing depreciation expenses.

Pension – In accordance with German GAAP, the discount rate does not take into account any future salary or pension increase as it would under US GAAP. In setting the discount rate, US GAAP requires that discount rates shall reflect the rates at which pension benefits could be effectively settled. This may be based on the internal rate of return for a portfolio of high quality bonds with maturities consistent with the nature and timing of future cash flows for each specific plan. In addition under US GAAP, future salary and pension increases are required to be taken into consideration when calculating the projected benefit obligation which then impacts the pension expense.

Identified intangible assets – US GAAP requires the recognition of identified intangible assets in a business combination, which could include finite-lived intangible assets. German GAAP does not require recognition of identified intangible assets to the same extent, which results in recognition of amortization expense on identified assets.

Goodwill – US GAAP requires the push-down of goodwill to the reporting units of a company while German GAAP does not require a push-down.

Income taxes – Tax adjustments affecting income tax expense and deferred taxes would be required for the US GAAP adjustments.

Total management remuneration

For Vistasolar there is no management implanted on a stand-alone basis. Therefore, for Vistasolar there is no management remuneration granted.

Employees

The average number of employees during the fiscal year was as follows:

Wage earners	48
Salaried employees	13
61

Group relationships

The legal entities that form Vistasolar are included in the consolidated financial statements of Etimex Holding GmbH, Dietenheim.

Audit and consulting fees

The auditor’s fees, recognized as an expense in the fiscal year, amounted to €120k for the audit of financial statements, €40k for tax advisory services, and €5k for other services.

Dietenheim, 6 August 2010
The Management

Combined statement of changes in fixed assets for fiscal year 2009
			Acquisition and production cost						Accumulated amortization, depreciation and write downs				Net book values
		1 Jan 2009	Additions	Disposals	Reclassi- fication	Currency Translation	31 Dec2009	1 Jan 2009	Additions	Disposals	Reclassi- fication	31 Dec 2009	31 Dec 2009	31 Dec 2008
		€	€	€	€	€	€	€	€	€	€	€	€	€
I.	Intangible assets
	Franchise, industrial and similar rights and assets, and licenses in such rights and assets	8,512.00	0.00	0.00	0.00	0.00	8,512.00	5,055.56	2,098.44	0.00	0.00	7,154.00	1,358.00	3

		8,512.00	0.00	0.00	0.00	0.00	8,512.00	5,055.56	2,098.44	0.00	0.00	7,154.00	1,358.00	3
II.	Property, plant and equipment

1.	Land, land rights and buildings, including buildings on third-party land	4,797,953.07	1,105.32	0.00	0.00	0.00	4,799,058.39	302,515.90	127,362.13	0.00	0.00	429,878.03	4,369,180.36	4,495
2.	Plant and machinery	7,094,221.93	1,754,700.93	0.00	2,113,793.03	0.00	10,962,715.89	3,756,162.95	1,643,827.28	0.00	0.00	5,399,990.23	5,562,725.66	3,338
3.	Other equipment, furniture and fixtures	719,467.26	69,822.66	0.00	0.00	-15.63	789,274.29	244,426.82	129,235.32	0.00	0.00	373,662.14	415,612.15	475
4.	Payments on account and assets under construction	2,153,991.03	10,429.33	0.00	-2,113,793.03	0.00	50,627.33	0.00	0.00	0.00	0.00	0.00	50,627.33	2,154

		14,765,633.29	1,836,058.24	0.00	0.00	-15.63	16,601,675.90	4,303,105.67	1,900,424.73	0.00	0.00	6,203,530.40	10,398,145.50	10,462

		14,774,145.29	1,836,058.24	0.00	0.00	-15.63	16,610,187.90	4,308,161.23	1,902,523.17	0.00	0.00	6,210,684.40	10,399,503.50	10,465